                                                                   EXHIBIT 10.41
                                                                   -------------

                             COOPERATIVE AGREEMENT


     This Agreement is by and between the University of Massachusetts at Lowell (hereinafter referred to as the (University) and Boston Communications Group, Inc. (hereinafter BCG), having a business address at 100 Sylvan Road, Woburn, MA. 01801.

     WHEREAS, the University and BCG are mutually interested in and desire to cooperate in conducting an educational program focusing on the communications industry; and

     WHEREAS, the University shall furnish students to closely participate with BCG in carrying out the activities herein contemplated.

     NOW, THEREFORE, University in consideration of the above premises and in the interest of attaining common objectives, establishes the BCG/University Student Communications Collaborative: A Pilot Program (hereinafter referred to as the Project), and the parties hereto desire to cooperate and mutually agree as follows:


     1.   REFERENCE DATA:
          ---------------

Date of   Agreement:



Mailing Address of University:

     Louise G. Griffin
     Director, Grants & Contracts
     University of Massachusetts Lowell
     600 Suffolk Street, Second Floor South
     Lowell, MA 01854


Mailing Address of BCG:
     Boston Communications Group
     100 Sylvan Road
     Woburn, VIA 01801


Term of Agreement:
     Three years from the Commencement Date, revocable as provided herein. Agreement shall be automatically extended for additional one (1) year terms unless either party gives written notice to the other of its option not to renew at least sixty (60) days prior to the end of a given term.

     2.   LOCATION
          --------

     Program shall be housed in University's facilities located at 600 Suffolk Street, Third Floor North, Lowell, MA, 01854, hereinafter referred to as Space).


     3.   PURPOSE AND USE
          ---------------

     The rights of BCG under this agreement shall be exercised solely for the purposes described in Appendix A.


     4.   ALLOWABLE COSTS AND PAYMENT
          ---------------------------

Sponsor Contributions
---------------------
     BCG shall contribute to the Project the financial support, equipment, personnel, technology and other resources listed in Appendix A.

Indirect Costs/Overhead
-----------------------
     The periods for which final negotiated overhead rates shall be established pursuant to this Agreement are as follows:


     Execution through 06/30/99 - 48% of Modified Total Direct Cost (MTDC) . For the purpose of this agreement, MTDC is defined as total direct costs excluding capital expenditures, subawards in excess of $25,000, student tuition and student support costs.

     07/01/99 until amended - University agrees to an upper limit cap of 50.5% of MTDC and a lower limit cap of 45.6% of MTDC predicated upon the outcome of indirect cost rate negotiation with the Department of Health and Human Services.


Payments
--------
     Payments under this Agreement shall be made by BCG to University on a cost reimbursement basis. BCG will compensate the University for the performance of services not to exceed the amounts in Appendix A. Invoices should be sent to:

                Boston Communications Group
                100 Sylvan Road
                Woburn, MA 01801

     Payment shall be made within thirty (30) days after receipt of invoices from the University.


     5.   CONDITION OF SPACE
          ------------------


     BCG acknowledges and agrees that it accepts the Space in as is condition, that University is under no obligation to make any repairs, renovations, or alterations to the Space, and that University has made no representations or warranties regarding the fitness of the Space for BCG's intended purpose or use.

     Except as expressly provided in the terms of this Agreement, BCG shall make no alterations or improvements to the Space without University's written consent. The Space shall be surrendered to University on the date of revocation or termination of this Agreement in the same condition as on the date of this Agreement (reasonable wear and tear excepted)

     6.   IMPROVEMENTS: MAINTENANCE
          -------------------------

          (a) BCG, at its sole option and expense, shall have the right to make improvement (the Improvements) in connection with the upgrade of the Space. The Improvements shall be the sole property of the University, and except as expressly provided herein, shall not be subject to the provisions of the Agreement.

          (b) BCG shall at all times, at its own expense, keep the space in suitable condition for the purposes for which it is being used, reasonable wear and tear excepted.


      7.  TERM
          ----

      The term of this Agreement shall be three years. The term of the Agreement shall commence on the date of execution of this lease and shall expire 1095 days thereafter unless otherwise terminated earlier in accordance with the terms of this Agreement.


     The term of this Agreement may be extended on the following terms, subject to the prior written approval of the University:

     Either party may extend this Agreement for an additional one year. BCG's right to extend the expiration date shall in all events be subject to University's right to revoke this Agreement as set forth herein.


     8.   PERMITS
          -------

     This agreement and all obligations hereunder are specifically dependent upon the issuance to the BCG of all permits and Agreements required to operate and use the Space for the purposes described in this Agreement from those governmental agencies having jurisdiction. it shall be the responsibility of BCG to obtain any such permits or Agreements, at BCG's sole cost and expense. In the event BCG is refused such permit or Agreement, this agreement shall be null and void with no further obligation by either party to perform. If any such permit or

Agreement is revoked or canceled during the term of this Agreement, it shall be cause for terminating this Agreement immediately as set forth in Section 17(c) hereof.

     9.   ALTERATION OF THE SPACE
          -----------------------

     BCG shall make no alterations or improvements upon the Space except as may be specifically permitted in Section 6. Any alterations or improvements made by BCG shall be made in accordance with the terms and conditions established by University, which may include prior approval of plans, insurance coverage, and a requirement that BCG remove any or all of its alterations or improvements upon the expiration or earlier termination of this Agreement. The BCG shall not permit any liens, mortgages or other security interests for the repayment of monies or value given to be attached to the Space in connection with any repairs or improvements to the Space. In any event, this Agreement does not for any purpose constitute the granting of an interest in real property and BCG shall not have any right to make any permanent improvements to, or to install any permanent fixtures on, the Space except as specifically provided herein.

     10.  BCG's SPACE
          -----------

     BCG may bring such vehicles and other equipment upon the Space as should ordinarily be used to operate and use the Space for the purposes permitted by
this Agreement, subject, however, to the following limitations:      NONE.


     11.  UTILITIES AND SERVICES
          ----------------------

     University shall provide only the specific services, utilities, and facilities for the Space during the terra of this Agreement as outlined in Appendix D. No other services, utilities, facilities or supplies shall be provided to BCG except as specifically provided herein, and any such services, utilities, facilities or supplies provided under this Agreement, shall be for the sole use of BCG and its subcontractors, if any. If University is prevented or delayed from providing any such services, utilities, facilities, or performing any other obligation under this Agreement, by reason of any cause reasonably beyond University's control, then University shall not be liable to BCG therefor.

     12.  CONDUCT OF BCG
          --------------

Compliance with Laws
--------------------
     BCG shall at all times operate the Space in accordance with all applicable laws, statutes, ordinances, regulations, permits, Agreements, and requirements of its insurance policies.

Repair of Damage
----------------
     BCG shall neither cause nor suffer any waste of the Space and shall maintain the space in good order at all times. The BCG's responsibilities shall include, but not be limited to, the repair of any and all damage or breakage resulting from acts of vandalism or the intentional or negligent acts of the BCG or others, but excluding damage or breakage caused by employees, agents or invitees of the University. All repairs made by BCG shall be performed in a manner satisfactory to University in its reasonable judgment. University shall have the option to make such repairs for the account of BCG, in which event BCG shall reimburse University for any and all costs reasonably incurred by University to make such repairs. Payment shall he made by BCG within ten (10) business days after written demand by University.

Security
--------
     Accept as provided herein, BCG shall be responsible for providing, at its sole cost and expense, such security protection or services as University may reasonably require to protect the Space and BCG's invitees from injury or damage.

Hazardous Materials
-------------------
     Without limiting any of BCG's obligations under this or any other Section of this Agreement, BCG agrees that it shall not cause any hazardous materials to be used, generated, stored or disposed of on, under or about, or transported to or from the Space. For the purposes of this Agreement, "hazardous materials" shall include but not be limited to substance defined as "hazardous substances", "toxic substances", "hazardous wastes", "hazardous materials", or "oil?, in any federal or state statute concerning hazardous materials now or hereafter enacted, including all regulations adopted or publications promulgated thereunder.

Surrender of Space
------------------
     Upon the expiration or earlier terminate on of this Agreement, BCG shall immediately vacate and surrender the Space to University, the BCG shall have no further rights in or access to the Space except as provided herein. BCG shall also remove all of its property from the Space and restore the Space to the condition the Space was in at the commencement of this Agreement, reasonable wear and tear excepted, and, subject further, to any obligation BCG may have hereunder to make repairs or improvements to the Space. Upon agreement of the parties, BCG may abandon all or part of its property in place and be responsible for ensuring that any and all structure, appurtenances, and other physical materials brought onto Space under this Agreement will be removed within forty-five days when and if this agreement were terminated. In the event any of BCG's personal property remains on the Space after the expiration or earlier termination of this

Agreement without a written agreement between the parties, said property shall be deemed abandoned and may be retained by University without any compensation to BCG, or may be removed and either stored or disposed of by University at the sole cost and expense of BCG.

     BCG waives any statutory notice(s) and other legal process(es) relating to tenancies and acknowledges that BCG has no property or possessory rights in and to the Space, except for a revocable Agreement for the temporary use of the Space.


     13.  INDEMNIFICATION AND LIABILITY
          -----------------------------

     BCG accepts complete responsibility for the acts, omissions and negligence of the BCG and its officers, agents, contractors, employees, and invitees while using the Space or while exercising BCG's rights hereunder. The BCG shall indemnify the University and the Commonwealth of Massachusetts and save them harmless from and against any and all claims, actions, damages, liability, or expenses including attorneys, or other professional fees reasonably incurred in connection with loss of life, personal injury or damage to or loss of property arising out of any act, failure to act, or negligence of the BCG, its officers, agents, contractors, employees or invitees.

     The obligations of University shall not be binding on any trustees, officers or employees of University or of any successor, individually. In no event shall University, or its successors, be liable for any indirect or consequential damages.

     14.  RISK OF LOSS
          ------------

     BCG agrees that it shall use the Space at its own risk, and the University shall not be liable to BCG for any loss or damage to equipment, fixtures, or other personal property of the BCG that are installed upon the Space. Without limiting the foregoing, University shall have no liability to BCG for any injury, loss or damage caused by any act of BCG's invitees or members of the general public.

     15.  INSURANCE
          ---------

     The BCG shall keep in force, at its sole cost and expense, during the full term of this Agreement, and during such other times as BCG occupies the Space or any part thereof, the following insurance policies:

  Comprehensive general liability insurance insuring the BCG against claims and demands for personal injury or damage to property which may be claimed to have occurred upon or about the Space. Said insurance shall be written on an occurrence basis to afford protection in the amount of one million dollars ($1,000,000) combined single limit for personal and bodily injury and death and for property damage. Said insurance policy or policies, as evidence by a certificate of insurance, shall name the Commonwealth of Massachusetts as an additional Insured and shall contain a provision stating that such coverage shall not be canceled without at least ten (10) days prior written notice to the University.

     Workers Compensation insurance covering BCG's employees upon the Space in such amounts as are required by law.

     Such other types of insurance and in such amounts as University may, from time to time, require in its reasonable judgment.

     One or more certificates of insurance showing insurance coverage as
     -------------------------------------------------------------------
required by this Section 15 are attached to this Agreement as Appendix C.
------------------------------------------------------------------------

     The insurance coverage required by this Section shall be by standard policies, obtained from financially sound and responsible insurance companies authorized to do business in Massachusetts. In the event BCG fails to obtain any of the insurance coverage required by this section, or if any of the required insurance policies are canceled, it shall be grounds for immediate termination of this Agreement as provided in Section 18(c) of this agreement.

     16.  ASSIGNMENT
          ----------

     BCG's rights under this Agreement are for the benefit only of the BCG named herein. The BCG shall not sell, assign, sublet, mortgage or transfer any interest in this Agreement and shall not permit any, other party to use the Space, without obtaining, in each instance, the prior written consent of University, which consent may be withheld for any reason or for no reason, or granted upon such conditions as University shall determine, all in its sole discretion.

     17.  RIGHTS OF UNIVERSITY AND AGENCY TO ENTER
          ----------------------------------------

     The University reserves the right and the BCG shall permit the University or other representatives of the Commonwealth of Massachusetts, or their agents, to enter BCG's premise at any time to make repairs, perform maintenance, inspect the Space, show the Space to others, or monitor compliance with this Agreement, or for any other reason consistent with the intent of this Agreement or with applicable law.

     18.  TERMINATION
          -----------

     This Agreement shall expire on the date specified in Section 6, unless
                          ------
extended in compliance with the terms of this Agreement and all other requirements of law, or unless terminated earlier under the following conditions:

A.   Without Cause.  Either BCG or University may terminate this Agreement by
     -------------
giving written notice to the other party at least sixty (60) calendar days prior to the effective date of termination stated in the notice.

B.   For Cause. In the event that either party commits a breach of its
     ---------
obligations under this Agreement and fails to cure that breach within sixty
(60)days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach. If the alleged breach involves nonpayment of any amounts due University under this Agreement, BCG shall have only one opportunity to cure a material breach from which it receives notice as described above; any subsequent material breach by BCG will entitle University to terminate this Agreement immediately upon written notice to BCG, without the sixty-day cure period.

C.   Emergency.  In the event the University determines that it is necessary to
     ---------
terminate this Agreement or suspend BCG's rights hereunder immediately in order to prevent permanent or serious injury or damage to persons or property, University may terminate this Agreement or suspend BCG's rights hereunder by providing written notice to BCG stating the grounds for said termination or suspension. Said notice may be given in the form of a telegram, mailgram, hand-carried letter, or other reasonable written means, and this Agreement shall be terminated or suspended, as the case may be, upon delivery of said notice to BCG. University shall exercise its rights hereunder through a suspension rather than a termination whenever practicable.

     In the event this agreement is terminated in accordance with any of the provisions of this Section 18, this Agreement shall come to an end as fully and completely as it the term had expired on the date set forth in Section 7, and BCG shall vacate and surrender the Space as provided in Section 11.

     In the event this Agreement is terminated by University in accordance with any of the provisions of this Section. BCG shall not be relieved of liability to University for arrears in the Agreement fees or for any other injury or damage sustained by University as a result of a breach of BCG of any of the terms or conditions of this Agreement, whether occurring before or after such termination. BCG expressly waives any right to damages related to such termination, including incidental or consequential damages.


     19.  NO ESTATE CREATED
          --------------

     This Agreement shall not be construed as creating or vesting in BCG any estate in the Space, but only the limited right of use as herein described, and BCG shall have no right to require specific performance of the obligation of University hereunder.

     20.  NON-DISCRIMINATION
          ------------------

     BCG shall not discriminate against any qualified employee, applicant for employment, subcontractor, or person or firm seeking to provide goods or services to BCG. nor shall BCG deny any person access to the Space or to any activities or programs carried out pursuant to this Agreement because of race, color, national origin, ancestry, age, sex, religion, physical or mental handicap, or sexual orientation. The BCG shall comply with all applicable federal and state statutes, rules, and regulations prohibiting discrimination in employment.

     21.  NOTICE
          ------

     All notices or other communications required or permitted to be given under this Agreement shall, unless otherwise expressly permitted hereunder, be in writing signed by a duly authorized representative of the party giving the notice and shall be given by hand delivery (including, without limitation, courier, Federal Express, or other overnight delivery service) or mailed by United States certified mail, postage prepaid, return receipt requested. Such notices shall be sent or addressed to University and BCG at the addresses set forth in Section 1.

     22.  PUBLICITY RESTRICTIONS.
          ----------------------

     Neither party shall use the name of the other party or any of its trustees, officers, faculty, students, employees, or agents, or any adaptation of such names, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of the other party.

     23.  Governing Law.
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts irrespective of any conflicts of law principles.


     24.  Non-Competition
          ---------------

     University agrees not to support any efforts in the telecommunications field that are the same in scope as those defined in Appendix A during the term of this Agreement.

     25.  Tax-Exempt Status
          -----------------

     BCG acknowledges that University, as a public institution of the Commonwealth of Massachusetts, holds the status of an exempt organization under the United States Internal Revenue Code. BCG also acknowledges that certain facilities in which the Project may be performed were financed through offerings of tax-exempt bonds. If the Internal Revenue Service determines, or if counsel to University reasonably determines, that any event of this Agreement jeopardizes the tax-exempt status of University or the bonds used to finance University facilities, the relevant term shall be deemed an invalid provision and modified by the parties.

     26.  MISCELLANEOUS PROVISIONS
          ------------------------

     This Agreement may not be modified except in writing, duly executed by both parties.

     The BCG, its employees, officers or agents, are not authorized to bind or involve the University or the Commonwealth of Massachusetts in any contract or to incur any liability for or on the part of the University or the Commonwealth of Massachusetts.


     If any portion of this Agreement is declared to be illegal, unenforceable or void, then all parties to this Agreement shall be relieved of all obligations under that portion; provided, however, that the remainder of this agreement shall be enforced to the fullest extent permitted by law.

     No consent or waiver, whether express or implied, by either party to or of any breach of the terms of this Agreement by the other party shall be construed as a consent or waiver to or of any other breach. No waiver of any breach or default or other indulgence shall be effective unless expressed in writing by the waiving party.

     The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.


     No official, employee or consultant of the Commonwealth of Massachusetts shall be personally liable to BCG or to any person claiming under or through BCG for or on account of any alleged breach of this Agreement, or for any act, failure to act or other matter arising out of the execution of this Agreement or the performance of University's obligations hereunder.

     No provision of this Agreement shall be deemed to have been waived by either party unless such waiver is in writing and is signed by the party to be charged.

     Institution will use its best efforts to conduct the program as generally set out in the Project. Any changes in the Project will be made only upon mutual agreement of the parties and will be evidenced by a written agreement executed by both parties.


     The following attachments are made a part of this Agreement for all purposes:


               Appendix A    Statement of Work/Objectives
               Appendix B    University contribution
               Appendix C    Insurance Certificates


AGREED AND ACCEPTED


     Boston Communications Group:
     ----------------------------

      /s/ Fritz von Mering                      C.F.O.
     --------------------------------------------------------------
     Authorized Signature                       Title

     Fritz von Mering                           2/9/98
     -----------------------------------------------------------
     Print Name                                        Date


     University of Massachusetts Lowell
     ----------------------------------

      /s/ Louis J. Petrovic                     Director - EF,TT P
     -----------------------------------------------------------------
    Authorized Signature          Title

     Louis Petrovic                             2/9/98
     -----------------------------------------------------------
     Print Name                                        Date

                                  APPENDIX A
                         STATEMENT OF WORK/OBJECTIVES


PURPOSE AND USE
---------------

Boston Communications Group (?BCG?) intends to locate a remote call center on the campus of the University of Massachusetts at Lowell (?University?) for the purpose of performing certain business activities in conjunction with providing jobs for students and conducting educational programs focusing on the communications industry.


BOSTON COMMUNICATIONS GROUP RESPONSIBILITIES
--------------------------------------------

1. Provide technology and expertise in the delivery of calls to the University location.

2.   Provide on-site management of call center operations.

3.   Provide on-site training of students.

4.   Interview and select qualified candidates.

5. Provide jobs for approximately 200 students with shifts of 16-20 hours per week during school sessions and 40 hour weekly shifts during vacation periods and summer break.

6.A Pay to University, as payment in full for the Project, compensation at a rate of $10.00 per hour for each hour worked by students participating in the Project, plus Overhead as defined in Section 4 of this Agreement (the costs included in Modified Total Direct Cost being listed in the attached Schedule of Costs); or

6.B If a participating student so elects, BCG will pay to the University compensation at a rate of $9.00 per hour for each hour worked by such student (plus Overhead as defined in Section 4 of this Agreement); and at the beginning of each subsequent semester, for each such student employed six months or longer BCG will pay up to $1,000 to the University for student scholarships, subject to terms and conditions to be mutually determined by University and BCG.

                                  APPENDIX B
                           UNIVERSITY CONTRIBUTIONS


UNIVERSITY OF MASSACHUSETTS LOWELL  RESPONSIBILITIES
----------------------------------------------------

1. Recruit and pre-screen approximately 200 students for employment with the Project, subject to interview and selection by BCG. In the event that University is unable to provide 200 students, BCG shall have the right to staff with non-students, provided, however, that BCG relocates non-students as acceptable students are identified.

2. Employ all students participating in the Project, pay wages and withhold taxes for all such employees, in accordance with all applicable laws and regulations.

3. Provide approximately 9,000 square feet of space (consisting of the entire Third Floor North at 600 Suffolk Street) including utilities (consisting of electricity, water & sewer, heating and air conditioning, but excluding cleaning services). The compensation for this is included in the overhead expense paid by BCG. The University may provide additional space in the same building, if required, to meet the needs of the Project as defined in Appendix A.

4. Allow BCG to locate other BCG employees at the Project location, as may be needed for the conduct of the Project as defined in Appendix A.

5. Any other use of Project facilities will require the prior, written approval of the University and may also require the execution of a Sponsored Research Agreement.